UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 28, 2007

SYNTROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 592-7900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed on Form 8-K filed on November 20, 2006, on November 20, 2006, Syntroleum Corporation (“we” or “us”) entered into a Common Stock Purchase Agreement (“Purchase Agreement”) with Azimuth Opportunity Ltd. (“Azimuth”). Pursuant to the Purchase Agreement, we may, from time to time and subject to the terms and limitations set forth in the Purchase Agreement, sell shares of our common stock to Azimuth. On March 1, 2006, we expect to settle with Azimuth on the purchase of 1,546,043 shares of our common stock under the Purchase Agreement at an aggregate purchase price of $5,000,000. We will receive an estimated net proceeds from the sale of these shares of approximately $4,873,750 after deducting our estimated offering expenses. In connection with this sale, we are filing, as Exhibit 5.1 hereto, an opinion of our counsel, Baker Botts L.L.P.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement, dated as of November 20, 2006, by and between Azimuth and us, which was filed as an exhibit to the Form 8-K filed on November 20, 2006 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

5.1	Opinion of Baker Botts L.L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: February 28, 2007	By:	/s/ Richard L. Edmonson
Richard L. Edmonson
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
5.1	Opinion of Baker Botts L.L.P.